Exhibit 24(d)                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chad M. Little, James A. Layne, and Mark Gorchoff, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to (1) sign a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act"), which Sandbox Entertainment Corporation, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") on or before October 15, 1997 in connection with a public offering of up to 1,300,000 shares of Series B Preferred Stock of the Company ("Preferred Stock") on behalf of the Company and to file the same with the Commission; (2) sign and file any and all amendments thereto; (3) sign and file any and all registration statements and amendments thereto for the same offering that is to be effective upon a filing pursuant to Rule 462(b) under the Securities Act; and (4) effect the registration or qualification of the Preferred Stock for offer and sale under the securities or Blue Sky laws of any of the states of the United States of America, and to effect the registration of the Company as a dealer or broker in any such state or states wherein such registration is required or advisable for the purpose of offering or selling therein the Preferred Stock, and to execute and file such irrevocable written consents on the part of the undersigned to be used in such state or states as may be requisite under the securities laws thereof in connection with said registration or qualification of the Preferred Stock or in connection with said registration of the Company as dealer or broker, and to appoint the appropriate state official agent of the undersigned for the purpose of receiving and accepting process; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney and all authority conferred hereby shall terminate on December 31, 1997 unless revoked in writing prior to such date.

         IN WITNESS WHEREOF, the undersigned has subscribed these presents in the capacities indicated on the date set forth opposite his signature.

                                        /s/  Lonnie A. Whittington
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                                        Signature

                                         Lonnie A. Whittington
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                                        Print Name

                                        Witnessed:

                                        /s/ James A. Layne
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                                        Signature

                                        James A. Layne
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                                        Print Name